Exhibit 99.1
Investor and Media Contact:
Michelle Edwards, Investor Relations
medwards@oxigene.com
415-315-9413
OXiGENE Receives NASDAQ Notification
WALTHAM, Mass. — November 14, 2008 — OXiGENE, Inc. (NASDAQ: OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases, reported that the NASDAQ Stock Market, Inc. has notified the Company that it does not comply with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the NASDAQ Global Market set forth in NASDAQ Marketplace Rule 4450(a)(3). NASDAQ is reviewing OXiGENE’s eligibility for continued listing on The NASDAQ Global Market and, to facilitate this review, has requested that the Company provide NASDAQ with its plan to achieve and sustain compliance with all listing requirements by November 26, 2008. If, after the conclusion of its review, NASDAQ determines that the Company has not presented a definitive plan to achieve and sustain compliance, the Company anticipates that it would seek to transfer the listing of its common stock to the NASDAQ Capital Market, and would remain listed on the Stockholm Stock Exchange.
OXiGENE anticipates that it will regain compliance with NASDAQ Marketplace Rule 4450(a)(3) upon the closing of its strategic collaboration with Symphony Capital Partners, L.P., which was described in a press release issued by the Company on October 1, 2008. At the closing of this transaction, Symphony will exercise the warrant it holds covering 11.3 million shares of the Company’s common stock and purchase all shares covered by the warrant at a price of $1.11 per share, resulting in an additional $12.5 million in equity to the Company. OXiGENE anticipates that stockholder approval of this transaction will be forthcoming at a special meeting of stockholders on December 9, 2008. Notwithstanding this planned infusion of additional equity, OXiGENE is evaluating all of its available options to regain compliance with the listing requirements of NASDAQ, and intends to submit a plan to achieve and sustain compliance.
“OXiGENE is committed to taking all necessary steps to preserve and build stockholder value in our Company, and to working expeditiously to present NASDAQ with a plan for compliance,” said John Kollins, OXiGENE’s Chief Executive Officer. “Our efforts and energies remain focused on advancing our development pipeline programs and achieving our clinical, operational and financial management goals for 2008 and beyond. While the overall economic situation and biotechnology marketplace remain challenging, we believe that OXiGENE is on the right strategic course to build and realize value from its vascular disrupting agent (VDA) drug development programs.”
About OXiGENE
OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer and eye diseases. The company’s major focus is developing VDAs that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, those relating to OXiGENE’s ability to regain compliance with the NASDAQ Marketplace Rules. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
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